EXHIBIT 23(j)(2)



                                  [LETTERHEAD]
                         SUTHERLAND ASBILL & BRENNAN LLP






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP





We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A for The Kelmoore Strategy(R) Variable Trust (File No. 333-88877). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP



/s/ Catherine S. Wooledge
-------------------------
Catherine S. Wooledge

Washington, D.C.
April 30, 2002